Company Name: Worthington Industries, Inc. (WOR)

Event: Baird’s Global Industrial Conference

Date: November 8, 2023

<<Bobby Schultz, Analyst, Robert W. Baird & Co.>>

From the company, we have CEO, Andy Rose and CFO, Joe Hayek. Now I’ll turn it over to Andy to go through some slides, and then after that, we’ll open it up to Q&A.

<<Andy Rose, President and Chief Executive Officer>>

Great. Thanks. Welcome, everybody. So we are going through a process of spinning off our steel business. And the company that we’re here to talk to you today is Worthington Enterprises. We, as Bobby just said are a market leading designer and manufacturer of building products, consumer products and sustainable energy solutions. It’s a great business and I’m going to spend a few minutes just telling you why.

But we start with market leading. Let me get to the slide here. We start with market leading businesses, and I’ll show you a slide in a second that talks about 80% of our EBITDA comes from businesses that are leading in their marketplaces.

We have strong secular tailwinds in most of the end markets that we operate in. And we have a proven strategy that we’ve been following for a number of years that’s delivered excellent results for the company. High returns and strong free cash flow are a key tenet of what we do.

So you can see on here, the separation will create two market leading independent companies. I’m not here to sell you on the Worthington Steel pitch, but it is a great business. And to the extent, you invest in those, I would encourage you to take a look. It is, I think the best steel processing business on the planet. So, Worthington Enterprises, why are we doing this? Because it is a compelling standalone investment story and now is for us the right time to separate.

I didn’t mention on the previous slide, but our business is much less capital intensive. So today, Worthington Industries has about $2.5 billion of capital. Two-thirds of that is in the steel company, and about one-third is in Worthington Enterprises. Spinning us off will enable us to focus on our strategic priorities. We now have the scale and financial strength to operate as a standalone company. Previously, that was not the case, but we’ve grown into our shoes and now we’re able to stand on our own.

We do have a very compelling and distinct growth strategy that’s very different from our peer company. And we have a clear cut value proposition. We’re going to talk a little bit about valuation metrics. There is a valuation opportunity that comes along with the separation. And then, importantly, when we do separate here in the next month or so, we’re going to have a very strong balance sheet, about a half a turn of net debt, and close to $700 million of liquidity to take advantage of opportunities. So these are our key investment highlights that really create a business that we think has sustainable competitive advantages.

It starts with market leading brands with high barriers to entry. I talked about the secular growth trends, which I’ll touch on in a little bit. High free cash flow and high returns, I think as investors, all of you are attracted to that kind of a financial profile. We have something called the Worthington Business System that is the foundation of how we operate our company. And there are three value drivers there it starts really at our core with our philosophy, which is a performance based culture that we think is one of the best in the industry.

And then it includes M&A, innovation and our transformation playbook, which is about, it’s the playbook by which we make the businesses that we own better using lean and other operating systems. I mentioned innovation. That enables us to accelerate our growth and enhance our margins. And then the final two I touched on are philosophy and balance sheet.

All right, I touched on this earlier. But all of these businesses are leaders in the markets where they play. And so 80-plus percent of our EBITDA comes from leading products, some of these brands, you probably recognize, they’ve been around for a long time, and it provides a great platform for us to take this company to the next level.

We have high barriers to entry, and you can see on this page, a number of the things that creates that. The first is a lot of our products are highly engineered. They meet rigorous specs in the markets that they operate. We oftentimes are part of creating those specs because we’ve been doing it for such a long time. We have a reputation for exceptional quality, service and delivery. We have innovative products and services.

What’s unique, I think, about our company is innovation happens in a lot of places, but in our markets, it actually hasn’t happened for decades. We oftentimes are competing against smaller mom-and-pop type companies. And so by bringing innovation to these marketplaces, it enables us to create separation from our competitors and also enhance our profitability.

And then finally, we bring manufacturing at scale. We’ve automated a lot of these niche markets, which gives us cost advantages when we operate against our competitors. I talked about some of the secular trends that are benefiting our businesses and will continue to benefit our businesses going forward. Most of these you all are very aware of, obviously, the government stimulus programs. You can see the products here that will benefit our ceiling solutions, our metal framing tools and HVAC markets, the trend toward the environment and sustainability.

We’re already playing a huge role in that space being a manufacturer of many products that either transport or deliver alternative energy forms like natural gas and hydrogen. The population shift and perhaps the most important here is reshoring and nearshoring the COVID era ushered in a big trend. And we are basically a domestic and European manufacturer. About 85% of our revenue comes from North America, and the balance is from Europe.

I mentioned strong returns. You can see 16% compounded annual growth rate of sales and 20% in adjusted EBITDA. So, today we’re about $1.4 billion in sales with a 21% EBITDA margin, 85% free cash flow conversion, which we’re very proud of. But we’re not resting on our laurels. We actually think we can do better. We’ve set longer-term targets of 6% to 8% sales growth, 300 basis points of EBITDA margin improvement, all while maintaining or maybe even slightly improving our free cash flow conversion.

We also – we don’t have on this page a return on capital metric. But one of our goals is to continue to drive higher returns on capital as well. Today we’re around 20%.

I talked about our business system. The core of this is our philosophy. So our Founder, this business was founded back in 1955, and in the early 70s, he penned our philosophy, which is the principles by which we operate the company. It starts by being in business to make money for shareholders. Hopefully, all of you appreciate that. But then it says, we’re a golden rule company. We treat our suppliers, customers, employees, investors as we would like to be treated. It’s a performance based culture. It’s not just we’re nice people, we believe in incentives, and we have a structured system where we have great people that are hardworking, that share in the success of what we do. That’s the foundation of what enables us to do what we do every day.

And then I mentioned earlier, we have developed – we started about 15 years ago, but we’ve developed our transformation playbook, which is a comprehensive system for improving the businesses that we have. It involves lean and value streams in our factories. It involves commercial sourcing and supply chain excellence in our back offices, which all of which is driven by a goal setting system where we want to do better every year. And so part of our objective here is to take the businesses that we have, we all have cost pressures every year, but offset those and drive higher returns into the business using this transformation playbook.

We use innovation. This is a relatively new capability for us, probably 10 or 11 years old. But I mentioned the beauty of it is we’re bringing innovation into markets that really haven’t seen innovation in decades. And so because of that capability, it’s enabling us to differentiate ourselves from our competitors.

We invest in technology and sustainability to support what we’re doing. And obviously, M&A is one of our drivers of our growth as well. We have a long history of doing it, and we will continue to use it as a platform to accelerate the growth of the company.

So, innovation, how do we do it? There’s really three different types of innovation that we’re pursuing in our businesses. One is building the core out, expanding the core of what we do. So adding new products and then really disrupting the core. The way we think about these things is box one is about 20% of our investment, box two is about 60%, and box three is probably another 20%.

But this is a capability that I told a few people earlier today. I’ve been surprised how hard it has been to build this, to get it to the point where it really functions effectively. But we’re at that point. We’re now launching new products. We have teams of people in all of our businesses that are driving innovation, and that’s enabling and going to enable our growth over the next decade.

I talked about our philosophy. I think a lot of companies talk about this, but we actually live it. And we have evidence of that. On this page really are just a few aspects of it. One is focusing on our people and a culture of engagement with our folks. We have a world class safety record inside of Worthington. We want people to come to work and go home the same way every day. We are committed to serving the communities’ in which we operate, both through financial commitments, as well as allowing our employees and encouraging them to go out into the communities and volunteer their time and energy and intellectual horsepower.

Diversity inclusion is obviously a topic these days, but this is something that we’ve been focused on for years. And then I mentioned profit sharing and incentives. One of the great gifts of this company is having a structure where everybody participates in the success of the business. And so everybody, from the CEO all the way down to the person that just started on the shop floor, thinks like an owner of a business, which is great.

I did mention briefly, evidence of this is we were awarded in 2023 Investor’s Business Daily, ESG Company of the Year, which is not something that we pursued. It’s frankly not something we even knew was happening until we got the award. And I think that’s a reflection, not of, hey, we just decided to go try and be a good ESG company. This is the way we’ve operated our company for decades, and it just happens to be recognized by others at this point.

I talked about a little bit about our balance sheet. When we complete the spin transaction, we will have about one times EBITDA of debt, about a half a turn of net debt. We’ll have about $150 million of cash on our balance sheet, as well as a $500 million revolving credit facility.

We’re also committed to maintaining our investment grade credit rating. That’s something that Worthington has had since its inception. We do have some public debt, and that’s the way we think about our leverage level inside of the company. A half a turn is probably a little low, but seeing us get up to two or two and a half times would probably be effectively the limit for a long term leverage level, but lots of capital.

So I’ll talk briefly here. Doing okay on time? Okay, good. Briefly, about the three business segments that we operate. Building Products is the largest and most profitable of the three segments that we have. It’s composed really of three different businesses. WAVE, which is a joint venture with Armstrong Building Products. They make acoustical ceilings. So WAVE makes the steel beams that you see in the checkerboard ceilings. Armstrong makes the tile very profitable business. About $500 million of revenue and a couple of $100 million of EBITDA about 95% free cash flow. It’s an amazing business market leader in their space.

The second business is our wholly owned Heating, Cooling & Construction, Building Products business. A number of different products embedded in there. A lot of them around the home, home heating, cooling, those types, and the water space.

And then the third business is ClarkDietrich, which is a joint venture with Marubeni-Itochu that makes metal framing and accessories, again, a market leading business in their space. But you can see from this segment, obviously very profitable, very attractive EBITDA margins and attractive growth rates.

Consumer Products is our second segment. 10 unique brands in this space. This has been built up over time, primarily through acquisition. Balloon Time is an organic product that we developed a number of years ago, but most of these have been through acquisition, and we will continue to do that. Most of these brands are leaders in their marketplace, but we will continue to either develop new brands, or more likely to acquire other brands and tuck them into this segment to continue to accelerate their growth.

And then finally, our smallest segment is Sustainable Energy Solutions. This business today is principally a European business, but it is focused on taking advantage of the transition to a zero-carbon economy, primarily through CNG and hydrogen systems. So some of the products you can see in the bottom down here. We are one of four or five companies in the world that has the technical knowhow and the experience of building and developing these types of products. So we’re well positioned. The key with this segment is obviously figuring out where that inflection point is going to be as the world moves towards a greener energy sources.

So just touch on briefly our long term targets. We believe that our performance based culture and our business system, which involves transformation, acquisition and innovation, is going to enable us to achieve these long-term targets and continue to reward shareholders along the way.

I’ve touched on most of these the financial profile of the business, the one thing that’s new information here, obviously working capital and fixed assets. But I talked about this business as being much less capital intensive than our steel brethren. And one of our goals as a company continues to be very simply to make more money using less capital. So we’re not quite an asset like company these days, but we want to continue to think that way and drive ourselves in that direction.

This is a little bit of an eye test. So, I’ll apologize. But some very key metrics relative to some of the companies that we consider our peers, their tickers are along the bottom, but you can see EBITDA margins of 20% compared to a peer average of 19%. Free cash flow of 86% compared to 80%. Net working capital and fixed assets over sales of 39% relative to 42% average. And then obviously, we’re extremely low leveraged. We spent the last year as we have been preparing for this spin delevering the company, which is partly to explain that. But we want to launch this business with a lot of capital so that we can take advantage of the many opportunities that are in front of us.

We do have a long history of what we call a balanced approach to capital allocation. It involves investing in our existing businesses through organic growth opportunities. It involves M&A. It also involves rewarding shareholders. We’ve been a dividend paying company, really since our inception. More recently, our payout ratio has kind of been around the 25% area. And then we’ve been opportunistic about buying back our stock, and we’ll look to continue to do that when we think it makes sense.

So, I touched on these. I’ll just close by saying we think Worthington Enterprises represents an attractive investment opportunity and we think now is a great time to consider entering the business because we think there is the potential for a valuation opportunity. But the outlook for this business over the coming years with our growth strategy, we feel very excited about where we are as a company, but more importantly, where we’re headed as a company with the strategy and the team that we have in place.

I think that is the end of prepared comments.

<<Bobby Schultz, Analyst, Robert W. Baird & Co.>>

Awesome. Well, before I kind of start-off with my questions, are there any audience questions? You can just raise your hand here; otherwise I can get into mine.

Q&A

<Q>: [Question Inaudible]

<A – Andy Rose>: So there is two things going on there that sort of explain that. The first is the genesis of that business was an old, we’ll call it an older industrial gas business. The future of that business is what you see on this page, which is compressed natural gas systems and hydrogen systems. And so as that business transitions from the older lower margin products to the higher growth, higher margin products that’s one aspect of what’s going on.

The other thing that’s going on is the first part of that business, Europe is basically in a recession right now, and so the industrial gas business is struggling a little bit, which helps explain. But this, we have selectively deployed assets in the hydrogen space and the CNG space. The question is the inflection point and where that sort of takes off, particularly around hydrogen? They are higher growth, higher margin products but we’re waiting for that inflection point to take off. And our strategy is not to go deploy a bunch of capital and lose money and wait for it, because it could be a year or two from now or it could be five years from now. I think it’s probably more likely in the near-term. I actually just got back from Europe yesterday and there’s a lot of European regulation. There’s a lot of momentum over there in terms of going to lower carbon fuel structures particularly in the bus and truck market.

<Q>: [Question Inaudible]

<A – Andy Rose>: Is everywhere that answer? So the truth is we want innovation in every business that we do. So I’m just, I’m looking at the sustainable energy page. A lot of these products here have been developed in the last couple of years, so we have innovation in there. The real core of why we started our innovation effort at Worthington was around the Consumer Products business. We bought a business back in 2012, Bernzomatic from Newell Rubbermaid. We got the assets and the trademarks but we didn’t get any of the people that knew how to manage brands and develop new products and all that stuff.

So we hired a gentleman from Procter & Gamble to really help jumpstart that effort and we’ve now – originally it was a corporate effort and we’ve now pushed all of the innovation down into the businesses. So every segment that we have has its own team of folks that are focused on innovating in that space. And it looks a little bit different in consumer products it’s probably very apparent what it is, right? It’s enhancing the products we have, developing new products around those brands. In the Building Product space it’s a little bit different, and it comes to you a little bit different depending on the business. But in our wholly owned segment, one of the things I mentioned was a lot of the markets we operate in are niche markets, not a lot of competitors, and very little, if any innovation. And so bringing things like, I think I have a picture of it, maybe here.

So the little middle circle here is a propane tank that you would find at your house. Sometimes it’s in ground, sometimes it’s above ground. But that lid on it is essentially a wireless sensor that will tell you the location of the tank, and it will tell you the fill level of the tank. It throws the information up once a day. It throws the information up into the cloud. Both the consumer now knows what’s in my tank, and the propane marketer now knows when I need to send a truck. One of the things that probably haven’t spent a lot of time thinking about the propane marketing business but they just send their trucks around on a regular schedule. They don’t need to do that now. They can go when they need to go and not go when they don’t need to go and that makes their routes much more efficient.

So the greening of America comes in a lot of different – or of the world comes in a lot of different forms. That’s actually one where you’re using a cleaner form of fuel, but you’re also making the actual distribution of the product much more environmentally friendly.

<Q>: [Question Inaudible]

<A – Andy Rose>: Yeah. So the history, I don’t want to go too far back, but the history here actually informs a little bit of your question. Most of this segment, with the exception of Wave and ClarkDietrich the two joint ventures was in a segment called pressure cylinders. So we make 85 million pressure cylinders a year that hold various forms of gas, mostly natural gas, propane. And three years ago, we started sort of thinking about the potential for the spin. But what we also wanted to happen was we wanted to have investors. Two things, we wanted investors to be able to understand the markets that we operate in better and so segmenting made sense.

Some of these are more building products related, some are more consumer products related. The second thing is we wanted our business leaders to think bigger in terms of strategic visioning for the business, right. If I’m a consumer products company, I could go into the tool space. I can go into the outdoor living space. I can go into the celebration space. So those are sub-segments in consumer products.

Now, as opposed to, I need to make a pressure cylinder because that’s the foundation of the business. But the future of the business is much broader in terms of thinking strategically where we can go, and as a smaller growth company with lots of capital, it also means we have a lot of opportunity in front of us, because we don’t just have to be in the pressure cylinder space anymore.

<Q – Bobby Schultz>: Awesome. Maybe one for Joe here. You put out the 24% EBITDA margin target. Maybe, where do you see greater visibility to achieving that? And then maybe where is there less visibility? Or where is there more work to do? Kind of the puts and takes to getting there.

<A – Joe Hayek>: Sure. So the 24% of all the goals that we have out there for ourselves in terms of the next three to five years, that’s probably, in my mind at least, just to be transparent, that’s going to be a challenge for us, in part because of the way that we derive our EBITDA. And so the

JVs that we have are non-consolidated. And so they don’t come with revenue, they just come with EBITDA. And so we need to do a couple of things to get up that curve to 24%.

One, we have a handful of businesses that are not operating at optimal efficiency and margin levels. Those businesses are recovering, will continue to recover. There are businesses in each of the businesses, and certainly SES at breakeven EBITDA, they’ve historically been significantly higher than that. They’re not going to be 100, but they’re certainly going to be higher than four over the next several years. The other piece is what Andy talked about in terms of innovation. Our model lends itself towards being able to create new markets because we’re fairly strongly market leaders in a lot of the places that we play.

And the third piece is going to be M&A. I think when you see us thinking about M&A, it’s going to be margin accretive. It’s going to be less asset intensive than we currently are. It’s going to be a company that’s important to its customers, and as a consequence, it’ll be higher margin.

<Q – Bobby Schultz>: Awesome.

<A – Andy Rose>: And will be a leader, or we think it can be a leader in the marketplace. I mean, we think that’s a great operating model to follow.

<Q – Bobby Schultz>: And then maybe a little bit more context around the WAVE joint venture and then maybe, what are you seeing today in the non-residential markets? And kind of, how are you setting up for 2024?

<A – Andy Rose>: Yeah, so WAVE. You want the history of WAVE or just…

<Q – Bobby Schultz>: Yeah, sure, maybe history. Brief history.

<A – Andy Rose>: WAVE is a joint venture with Armstrong Building Products. And the reason that joint venture existed or came to fruition was because Worthington knew metals manufacturing, steel buying. Armstrong had a brand, has excellent relationships with distribution in the Building Products space. They have relationships with architects, where the product gets specked in and over time WAVE has really focused on delivering value to its customers.

So innovation has been a core of what they do. They take steel out of the beams, they make them easier to install, they make them faster to install. Today, that’s as critical as ever with labor shortage in the construction markets. And so bringing the best of both companies to WAVE is really what’s enabled them to create the business that they have today. When the businesses were put together 30 years ago, the first year it made just under a $1 million. Last year it made $200 million. And if you looked at the trajectory in that space of their earnings, it’s been very, very consistent.

They deliver a lot of value to their customers. They get a premium in the marketplace, and they have very high market share, because the value is worth it to their customers. Maybe lateral it to Joe and let him talk about the markets just quickly in terms of where it is today, and why, they’re still in pretty good shape.

<A – Joe Hayek>: Sure. Yeah. So, WAVE, everybody talks about commercial construction, right? And everybody looks outside at office buildings and return to work and gets nervous. And I think that’s not an unreasonable way to think about it. WAVE is uniquely positioned to be somewhat insulated from the kind of commercial weakness. One, they’re 65%, 70% repair and remodel versus new. And secondarily, they’re not ultra concentrated in commercial buildings.

Commercial is about 30%. They track relatively well with Armstrong’s end markets. And so I think when our friends at Armstrong talk about those markets, about 30% commercial, 30% education, so think high schools, middle schools, colleges. It’s about 20% healthcare, and it’s about 10% retail and 10% transportation. Transportation for them is ultimately an airport or a train station. And so if you get aside the 30% – 70% of their end markets, we expect from infrastructure, from the trends that are out there to be pretty reasonable and pretty robust.

<Q – Bobby Schultz>: Awesome. Thank you.

<A – Joe Hayek>: I thought I was going to cut you off. It’s flashing red.

<<Bobby Schultz, Analyst, Robert W. Baird & Co.>>

Yeah, well, we’re at time. Please thank the Worthington team for joining us here at the Industrial Conferences.